                         AGREEMENT AMONG PARTNERSHIPS
                                    (CP II)

          THIS AGREEMENT AMONG PARTNERSHIPS (CP II) (this "Agreement") is dated as of November 20, 1996, by and among Carlyle Partners II, L.P., a Delaware limited partnership ("CP II"), Carlyle Partners III, L.P., a Delaware limited partnership ("CP III"), Carlyle International Partners II, L.P., a Cayman Islands exempted limited partnership ("CIP II"), Carlyle International Partners III, L.P., a Cayman Islands exempted limited partnership ("CIP III"), C/S International Partners, a Cayman Islands partnership ("C/S"), Carlyle Investment Group, L.P., a Delaware limited partnership ("CIG"), Carlyle-IT Partners, L.P., a Delaware limited partnership ("CITP"), Carlyle-IT International Partners, L.P., a Cayman Island limited partnership ("CITIP"); and Carlyle-IT International Partners II, L.P., a Cayman Island limited partnership ("CITIP II" and together with CP II, CP III, CIP II, CIP III, C/S, CIG, CITP, and CITIP collectively, the "Partnerships," and each individually the "Partnership").


                                    RECITALS
                                    --------

          A. The Partnerships now wish to provide CP II with certain rights with regard to the Preferred Stock (as defined herein) of International Technology Corporation ("IT").

          NOW THEREFORE, in consideration of the premises and the respective mutual agreements herein contained, the parties hereby agree as follows:

          1.   Certain Definitions.  As used in this Agreement, the following
               -------------------
terms shall have the following respective meanings:

               "Beneficial Ownership" shall mean the power, directly or
                --------------------
indirectly, through any contract, arrangement, understanding, relationship or otherwise, to (i) vote, or to direct the voting of, a security, and (ii) dispose, or to direct the disposition of, such security. "Beneficially Owns" shall mean having Beneficial Ownership.

               "Preferred Stock" shall mean, collectively, the issued and
                ---------------
outstanding Cummulative Convertible Participating Preferred Stock of IT held by the Partnerships.

          2.   Election of Director.
               --------------------

          (a) Each of the Partnerships agrees to vote all Preferred Stock now owned or hereafter acquired by it, at any regular or special meeting of stockholders of IT called for the purpose, for, or otherwise to consent to, the election to the IT Board of Directors (the "Board") of the persons nominated in accordance with Section 2(b) hereof (the "Nominees").

          (b) During the term of this Agreement, CP II shall be entitled to designate one Nominee; provided, that the Partnerships collectively Beneficially
                       --------
Own shares of Preferred Stock representing not less than 57.14% of the votes entitled to be cast for members of the Board.

          (c) If any Nominee shall be unable or unwilling to serve prior to his or her election to the Board, CP II shall be entitled to nominate a replacement who shall then be a Nominee for the purposes of this Agreement. If, following election to the Board, any Nominee shall resign or be removed for cause or be unable to serve by reason of death or disability, CP II shall, within thirty days of such event, notify the Board in writing of a replacement, and the Partnerships shall take such steps as may be necessary to elect such replacement to the Board to fill the unexpired term of the Nominee.

          3.   Proxy.
               -----

          For so long as this Agreement is in effect, if any Partnership fails or refuses to vote that Partnership's Preferred Stock as provided in Section 2 hereof, without further action by that Partnership, CP II shall have an irrevocable proxy so to vote such Preferred Stock in accordance with this Agreement, and each Partnership hereby grants to CP II such irrevocable proxy.

          4.   Miscellaneous.
               -------------

               (a) Each party hereto agrees to execute and deliver such documents and take such further actions as may be necessary or desirable to effect the purposes and objectives of this Agreement.

               (b) This Agreement may not be amended or modified except by a written instrument signed by each of the Partnerships. The waiver by any party of such party's rights under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be considered as a continuing waiver which would prevent subsequent enforcement of such rights or of any other rights.

               (c) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by recognized overnight delivery service, return receipt requested, to the following parties at the following addresses or to such other parties and at such other addresses as shall be specified by like notices:

                    TC Group, L.L.C.
                    1001 Pennsylvania Avenue, N.W.
                    Suite 220 South
                    Washington, D.C.  20004
                    Attn:  William E. Conway, Jr.

                    with a copy to:

                    Latham & Watkins
                    1001 Pennsylvania Avenue, N.W.
                    Washington, D.C.  20004
                    Attn:  Joseph D. Sullivan, Esq.

Notice so given shall be deemed to be given and received on the second business day after sending by recognized overnight delivery service, return receipt requested.

               (d) The parties acknowledge and agree that the breach of the provisions of this Agreement by any Partnership, could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that
                                                    --------
nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

               (e) This Agreement and those documents expressly referred to herein constitute the entire agreement and understanding among the parties and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

               (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

               (g) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns.

               (h) The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

               (i) The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

               (j) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if each party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

               (k) When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

                    IN WITNESS WHEREOF, the Partnerships have caused this Agreement to be executed as of the date first above written.

                              CARLYLE PARTNERS II, L.P.

                              By:  TC Group, L.L.C., its General Partner


                              By:  TCG HOLDINGS, L.L.C.
                                   as Managing Member of TC Group,
                                   L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                  ------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------
                              CARLYLE PARTNERS III, L.P.

                              By:  TC Group, L.L.C., its General Partner

                              By:  TCG HOLDINGS, L.L.C.
                                   as Managing Member of TC Group,
                                   L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                 -------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------

                              CARLYLE INTERNATIONAL PARTNERS II, L.P.

                              By:  TC Group, L.L.C., its General Partner

                              By:  TCG HOLDINGS, L.L.C.
                                   as Managing Member of TC Group,
                                   L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                 -------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------

                              CARLYLE INTERNATIONAL PARTNERS III, L.P.

                              By:   TC Group, L.L.C., its General Partner


                              By:   TCG HOLDINGS, L.L.C.
                                    as Managing Member of TC Group,
                                    L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                  ------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------

                              C/S INTERNATIONAL PARTNERS

                              By:   TC Group, L.L.C., its General Partner

                              By:   TCG HOLDINGS, L.L.C.
                                    as Managing Member of TC Group,
                                    L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                 -------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------

                              CARLYLE INVESTMENT GROUP, L.P.

                              By:   TC Group, L.L.C., its General Partner

                              By:   TCG HOLDINGS, L.L.C.
                                    as Managing Member of TC Group,
                                    L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                 -------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------

                              CARLYLE-IT PARTNERS, L.P.

                              By:   TC Group, L.L.C., its General Partner

                              By:   TCG HOLDINGS, L.L.C.
                                    as Managing Member of TC Group,
                                    L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                  ------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------

                              CARLYLE-IT INTERNATIONAL PARTNERS, L.P.


                              By:   TC Group, L.L.C., its General Partner

                              By:   TCG HOLDINGS, L.L.C.
                                    as Managing Member of TC Group,
                                    L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                  ------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------

                              CARLYLE-IT INTERNATIONAL PARTNERS II, L.P.


                              By:   TC Group, L.L.C., its General Partner

                              By:   TCG HOLDINGS, L.L.C.
                                    as Managing Member of TC Group,
                                    L.L.C.

                              By:    /s/ Daniel A. D'Aniello
                                  ------------------------------------
                              Name:  Daniel A. D'Aniello
                                   -----------------------------------
                              Title: Managing Director
                                    ----------------------------------